SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 4, 2003

GENOME THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Beaver Street

Waltham, Massachusetts 02453

(Address, of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s Telephone number including area code)

Item 5. OTHER EVENTS

Genome Therapeutics Corp. (“Genome”) entered into an Amendment, Redemption and Exchange Agreement (each, an “Agreement” and together, the “Agreements”) dated as of June 4, 2003 (the “Closing Date”) with each of Smithfield Fiduciary LLC (“Smithfield”) and The Tail Wind Fund Ltd. (“Tail Wind” and together with Smithfield, the “Investors”) providing for (a) the redemption in cash of a portion of the 6% Convertible Notes due 2004 (the “Notes”) held by the Investors, (b) the conversion of the remaining portion of the Notes into common stock of Genome and the (c) issuance to the Investors of new warrants in exchange for warrants previously held by the Investors.

The following summary highlights certain material terms of the transaction between Genome and the Investors. Because this is a summary, it does not contain all of the information that is included in the transaction documents and, consequently, is qualified in its entirety by the Agreements and Form of Warrant, which are attached as Exhibits hereto.

Under the terms of the Agreements, Genome redeemed an aggregate of $10,000,000 in principal amount of the Notes for a cash payment of $10,000,000 to the Investors, and the related accrued and unpaid interest on such principal amount of the Notes for a cash payment of an aggregate of $254,795 to the Investors. The conversion price of the remaining $5,000,000 in principal amount of the Notes was amended to equal $2.5686 and the Investors converted the remaining amount of the Notes, plus related accrued and unpaid interest, into shares of Genome common stock. In connection with this conversion, Genome issued an aggregate of 1,996,184 shares of its common stock.

Genome also issued new warrants in exchange for the warrants that were previously issued to the Investors. The new warrants have a term of five years from the Closing Date, are immediately exercisable and allow the Investors to purchase in the aggregate up to 486,646 shares of Genome’s common stock at an exercise price of $3.71 per share.

The new warrants include provisions for adjustment of the exercise price and the number of shares issuable upon exercise in the event of stock splits, stock dividends, reverse stock splits, and issuances by Genome of shares of its capital stock at prices below the exercise price or the fair market value of the common stock if higher than such exercise price.

Genome has also granted the Investors a right of participation to purchase up to 33.33% of the amount of securities sold to investors in non-registered or “shelf” capital raising transactions (subject to certain exceptions), provided that if any such transaction exceeds $15,000,000, then for the portion of the transaction that exceeds $15,000,000, the Investors have the right to purchase up to 20% of such excess amount sold to investors. In addition, each Investor shall have the right to purchase at least $1,000,000 of securities in any such transaction. The rights described in this paragraph are effective until the second anniversary of the Closing Date.

Genome is required under the Agreements to file a registration statement with the United States Securities and Exchange Commission to register for resale the shares of common stock underlying the new warrants, and to have such registration statement declared effective, within certain specified time periods.

Also attached hereto is a copy of the Genome’s press release announcing the closing of the transactions with the Investors.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

4.1	Amendment, Redemption and Exchange Agreement by and between Genome Therapeutics Corp. and Smithfield Fiduciary LLC dated as of June 4, 2003.

4.2	Amendment, Redemption and Exchange Agreement by and between Genome Therapeutics Corp. and The Tail Wind Fund Ltd. dated as of June 4, 2003.

4.3	Form of Warrant issued to Smithfield Fiduciary LLC.

4.4	Form of Warrant issued to The Tail Wind Fund Ltd.

99.1	Press Release dated June 5, 2003.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOME THERAPEUTICS CORP.

By:	/s/ STEVEN RAUSCHER
Name:	Steven Rauscher
Title:	Chairman, Chief Executive Officer and President

Date: June 5, 2003

EXHIBIT INDEX

4.1	Amendment, Redemption and Exchange Agreement by and between Genome Therapeutics Corp. and Smithfield Fiduciary LLC dated as of June 4, 2003.

4.2	Amendment, Redemption and Exchange Agreement by and between Genome Therapeutics Corp. and The Tail Wind Fund Ltd. dated as of June 4, 2003.

4.3	Form of Warrant issued to Smithfield Fiduciary LLC.

4.4	Form of Warrant issued to The Tail Wind Fund Ltd.

99.1	Press Release dated June 5, 2003.